QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23

Independent Auditors' Consent

The Board of Directors
City National Corporation:

        We consent to incorporation by reference in the registration statements (Nos. 33-32543, 33-11030, 33-38029, 33-60668, 333-01993, 333-87719, 333-61854, 33-88118 and 33-56632) on Form S-8, (No. 333-53624) on Form S-3, and (No. 333-104395) on Form S-4 of City National Corporation of our report dated February 27, 2004 relating to the consolidated balance sheet of City National Corporation and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income and comprehensive income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003 Annual Report on Form 10-K of City National Corporation.

        Our report refers to a change in accounting for goodwill and other intangible assets in 2002 and a change in accounting for derivative instruments and hedging activities in 2001.

Los Angeles, California
March 10, 2004

QuickLinks

  Exhibit 23
Independent Auditors' Consent